Exhibit 10.30

                               EXCHANGE AGREEMENT

                                  by and among

                                 EUROTECH, LTD.

                                CRYPTO.COM, INC.

                           MARKLAND TECHNOLOGIES, INC.

                            SECURITY TECHNOLOGY, INC.

           and, solely with respect to ARTICLE V AND ARTICLE XI hereof

                                IPPARTNERS, INC.

          and, solely with respect to ARTICLE VI and ARTICLE XI hereof

                                  MARKLAND LLC

                                       AND

                                    JAMES LLC




                                December 9, 2002



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                                Table of Contents


ARTICLE I. Closing; The Exchange; The Exchange Procedures______________________2

ARTICLE II.   Exchange of Certificates_________________________________________2

ARTICLE III.  Representations and Warranties of the Company and Crypto_________2

ARTICLE IV.   Representations and Warranties of Markland_______________________7

ARTICLE V.    Representations and Warranties of the Company and ipPartners____10

ARTICLE VI.   Representations and Warranties of the Markland Shareholders_____11

ARTICLE VII.  Covenants_______________________________________________________12

ARTICLE VIII. Conditions______________________________________________________15

ARTICLE IX.   Termination_____________________________________________________17

ARTICLE X.    Indemnification and Survival____________________________________18

ARTICLE XI.   Patriot Act and Other Representations of the Parties____________20

ARTICLE XII.  Miscellaneous and General_______________________________________21

                               EXCHANGE AGREEMENT

         This EXCHANGE AGREEMENT (this "Agreement"), dated as of December 9, 2002 (the "Agreement Date"), is by and among Eurotech, Ltd., a District of Columbia corporation (the "Company"), Crypto.com, Inc., a Delaware corporation ("Crypto"), Markland Technologies, Inc., a Florida corporation ("Markland"), Security Technology, Inc., a Delaware corporation, a wholly owned subsidiary of Markland ("STI"), and, solely with respect to ARTICLE V and ARTICLE XI hereof, ipPartners, Inc., a Rhode Island corporation ("ipPartners"), and, solely with respect to ARTICLE VI and ARTICLE XI hereof, Markland LLC, a Cayman Island limited liability company, and, solely with respect to ARTICLE VI and ARTICLE XI hereof, James LLC, a Cayman Island limited liability company (Markland LLC and James LLC, together being the "Markland Shareholders").

                                    RECITALS

         WHEREAS, the Company desires to acquire from Markland and Markland agrees to issue two hundred thirty-nine million nine hundred twenty-seven thousand three hundred forty four (239,927,344) shares of common stock of Markland, $0.0001 par value per share (the "Markland Common Stock"), representing eighty percent (80%) of the issued and outstanding shares of Markland Common Stock (such shares, the "Exchange Shares"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Company desires to exchange, and shall cause its majority owned Subsidiary Crypto to exchange, all right, title and interest held by each of the Company and Crypto, respectively, in the intellectual property and other associated assets, as further described in EXHIBIT A attached hereto (the "Transferred Property"), to STI as consideration for the Exchange Shares, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Markland agrees to issue twenty-nine million nine hundred ninety thousand nine hundred seventeen (29,990,917) shares of Markland Common Stock, that when issued will represent ten percent (10%) of the issued and outstanding shares of Markland Common Stock ("ipPartners Shares"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the respective Boards of Directors of all of the parties hereto have approved this Agreement and the Exchange upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, as soon as practicable following the consummation of the Exchange (as defined below), the Company, as majority shareholder of Markland, shall approve and effect a 1-for-20 reverse split of the Markland Common Stock; and

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties agree as follows:


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                                   ARTICLE I.

                 Closing; The Exchange; The Exchange Procedures

        1.1 Closing. The closing of the Exchange and the other transactions contemplated hereby (the "Closing") shall be made at such time and place as the parties may mutually agree, on or before December 15, 2002 (the "Closing Date").

        1.2 The Exchange and the Exchange Procedures. At the Closing, Markland shall issue to the Company and to ipPartners, respectively, 239,927,344 shares and 29,990,917 shares of Markland Common Stock representing, respectively, the Exchange Shares and the ipPartners Shares, and simultaneously therewith, and conditioned thereupon, the Company shall transfer and deliver, and shall cause Crypto to transfer and deliver, the Transferred Property to STI in exchange for the Exchange Shares. In consideration of its receipt of the ipPartners Shares, ipPartners shall forgive and discharge certain obligations owed to ipPartners with respect to the Transferred Property. At the Closing, the Transferred Property shall be transferred to STI pursuant to an assignment and assumption agreement to be entered into between the Company, Crypto, Markland and STI, which assignment and assumption agreement shall be in the form attached hereto as EXHIBIT B. The exchange of the Exchange Shares and the Transferred Property as contemplated herein as referred to herein as the "Exchange."

                                  ARTICLE II.

                            Exchange of Certificates

        2.1 Lost, Stolen or Destroyed Certificates. In the event any share certificate representing the Exchange Shares of the ipPartners Shares (each a "Certificate) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the party claiming such Certificate to be lost, stolen or destroyed and the posting by such party of a bond in the form customarily required by Markland as indemnity against any claim that may be made against it with respect to such Certificate, Markland will issue a replacement certificate in respect thereof in exchange for such lost, stolen or destroyed Certificate pursuant to Section 1.2.

                                  ARTICLE III.

            Representations and Warranties of the Company and Crypto

         The Company and Crypto hereby represent and warrant to Markland that:

        3.1 Organization, Good Standing. Each of the Company and Crypto is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia and the State of Delaware, respectively, and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it.

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         As used in this Agreement, the term "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, assets or liabilities or business of such Person and its Subsidiaries (as defined below), taken as a whole; provided, however, that Material Adverse Effect shall exclude any effect resulting from or related to changes or developments involving (1) a prospective change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (2) general conditions applicable to the economy of the United States, including changes in interest rates, (3) conditions or effects resulting from the announcement of the existence or terms of this Agreement or (4) conditions affecting the technology industry, in each case taken as a whole.

        3.2 Corporate Authority and Approval. Each of the Company and Crypto has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by each of the Company and Crypto and is a valid and binding agreement of each of them and enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of each of the Company and Crypto has unanimously approved this Agreement and the other transactions contemplated by this Agreement.

        3.3 Government Filings; No Violations.

                  (a) Except for filings required pursuant to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder (collectively, the "Exchange Act") or any other federal or state securities laws or any stock exchange or other self regulatory organization, no notices, reports or other filings are required to be made by either the Company or Crypto with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by either the Company or Crypto from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and Crypto and the consummation of the transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on any of the Company, Crypto or the Transferred Property, nor prevent, materially delay or materially impair the ability of the Company or Crypto to consummate the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by each of the Company or Crypto does not, and the consummation of the other transactions contemplated by this Agreement will not, constitute or result in
(A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of each of the Company or Crypto, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of each of the Company or Crypto (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon them or any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (each, a "Law" and collectively, "Laws") to which they are subject or (C) any change in the rights or obligations of any party under any Contracts to which either the Company or Crypto is a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company and Crypto, or the Transferred Property or prevent, materially delay or materially impair the ability of the Company and Crypto to consummate the transactions contemplated by this Agreement. Schedule 3.3(b) ("Prior Contracts") sets forth a correct and complete list of Contracts of the Company and Crypto pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or Crypto or prevent or materially impair their ability to consummate the transactions contemplated by this Agreement.

        3.4 Reports; Financial Statements. The Company is a reporting company under the Exchange Act and the shares of the Company's common stock are registered under Section 12(g) of the Exchange Act. The Company has made available to Markland, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by it since December 31, 2000, including its Annual Report on Form 10-KSB for the year ended December 31, 2001 and its Quarterly Reports on Form 10-QSB for the quarters ended since December 31, 2000, in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such registration statements, reports, proxy statements or information statements filed subsequent to the Agreement Date, its "Reports"). Since June 30, 2000, the Company has made all filings required to be made by the Securities Act of 1933, or any successor law, and the rules and regulations issued pursuant thereto (the "Securities Act"), and the Exchange Act. As of their respective dates, the Company's Reports complied as to form with all applicable requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements and any supporting schedules of the Company and its Subsidiaries included or incorporated by reference in the Company's Reports present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles of the United States consistently applied ("GAAP") during the periods involved, except as may be noted therein.

        3.5 Litigation and Liabilities. Except as disclosed in the Company's Reports filed prior to the Closing Date or on Schedule 3.5, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against the Company or any of its Affiliates with respect to the Transferred Property or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed with respect to the Transferred Property, or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of the Company or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or Crypto, or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         For purposes of this Agreement, the term "Affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        3.6 Compliance with Laws. Except as disclosed in the Company's Reports filed prior to the Closing Date or on Schedule 3.6, the businesses of the Company and Crypto with respect to the Transferred Property have not been, and are not being, conducted in violation of Law, except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Transferred Property or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.6, no investigation or review by any Governmental Entity with respect to the Company or Crypto is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair their ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in the Company's or Crypto's processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the Closing Date, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on them or prevent, materially delay or materially impair their ability to consummate the transactions contemplated by this Agreement.

        3.7 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Exchange or the other transactions contemplated in this Agreement.

        3.8 Tangible Personal Property. Schedule 3.8 is a complete and accurate schedule describing, and specifying the location of, all material machinery, equipment, furniture, supplies, tools, drawings and all other tangible personal property and all motor vehicles owned by, in the possession of, or used by the Company and Crypto in connection with their business with respect to the Transferred Property. The property listed in Schedule 3.8 constitutes all such material tangible personal property used or necessary for the conduct by the Company and Crypto of its business as now conducted with respect to the Transferred Property. Except as stated in Schedule 3.8 or otherwise disclosed in this Agreement, no personal property used by either the Company or Crypto in connection with each of its businesses with respect to the Transferred Property is held under or subject to any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than in the possession of either the Company or Crypto.

        3.9 Trademarks, Tradenames, etc. Schedule 3.9 to this Agreement is a schedule of all trade names, trademarks, service marks, and copyrights and their registrations, owned by either the Company or Crypto, or in which each of them has any rights or licenses, together with a brief description of each, with respect to the Transferred Property. To the knowledge of the Company and except as disclosed on Schedule 3.9, neither the Company nor Crypto has infringed, or is now infringing on any trade name, trademark, service mark or copyright belonging to any other person, firm, or corporation with respect to the Transferred Property. Each of the Company and Crypto owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names and copyrights necessary for the business as now conducted by each of them with respect to the Transferred Property and are not subject to any liens, encumbrances, taxes, maintenance fees, royalty fees, license fees or other obligations for payment that may become due subsequent to the Closing Date (including without limitation those listed in Schedule 3.9), and their use in such business does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

        3.10 Patents, etc. Schedule 3.10 to this Agreement is a complete schedule of all patents, inventions, industrial models, processes, designs and applications for patents owned by the Company or Crypto, or in which they have any rights, licenses, or immunities with respect to the Transferred Property. To the Company's knowledge, the patents and applications for patents listed in
Schedule 3.10 are valid and in full force and effect and are not subject to any liens, encumbrances, taxes, maintenance fees, royalty fees, license fees or other obligations for payment that may become due subsequent to the Closing Date. Except as set forth in Schedule 3.10, there have not been any interference actions or other judicial, arbitration, or other adversary proceedings concerning the patents or applications for patents listed in Schedule 3.10. Each patent application is awaiting action by its respective patent office except as otherwise indicated in Schedule 3.10. To the Company's knowledge, the manufacture, use, or sale of the inventions, models, designs, and systems covered by the patents and applications for patents listed in Schedule 3.10 do not violate or infringe on any patent or any proprietary or personal right of any person, firm, or corporation. To the Company's knowledge, the neither the Company nor Crypto has infringed, nor is now infringing on any patent or other right belonging to any person, firm, or corporation. To the Company's knowledge, each of the Company and Crypto has the right and authority to use the inventions, trade secrets, processes, models, designs, and formulas listed on
Schedule 3.10 and their use in such business does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

        3.11 Trade Secrets. To the Company's knowledge, each of the Company and Crytpo is the sole owner of each of its trade secrets with respect to the Transferred Property, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, taxes, maintenance fees, royalty fees, license fees or other obligations for payment that may become due subsequent to the Closing Date except as specifically stated in Schedule 3.11. Each of the Company and Crytpo has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and if appropriate, have entered into agreements that these secrets are proprietary to the Company or Crypto, respectively, and not to be divulged or misused.

                                  ARTICLE IV.

               Representations and Warranties of Markland and STI

         Markland and STI hereby represent and warrant to the Company and ipPartners that:

        4.1 Organization, Good Standing and Qualification. Markland and its wholly owned subsidiary STI each is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. Markland has made available to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect.

        4.2 Capital Structure. The authorized capital stock of Markland consists of 500,000,000 shares of Markland Common Stock, of which 299,909,179 shares shall be issued and outstanding as of the Closing Date, inclusive of the Exchange Shares and the ipPartners Shares. All of the outstanding shares of Markland Common Stock, including the Exchange Shares and the ipPartners Shares when issued at the Closing pursuant to this Agreement, have been or will be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in this Section 4.2 or on Schedule 4.2, as of the Closing Date, there are no additional issued and outstanding shares of Markland Common Stock. All of the outstanding shares of capital stock of STI are duly authorized, validly issued, fully paid and nonassessable, and owned by Markland, free and clear of any lien, pledge, security interest, claim or other encumbrance.

        4.3 Corporate Authority and Approval. Markland and its wholly owned subsidiary STI each has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Markland and is a valid and binding agreement of Markland, enforceable against Markland in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of Markland has unanimously approved this Agreement.

        4.4 Government Filings; No Violations.

                  (a) Except for filings required pursuant to the Exchange Act, no notices, reports or other filings are required to be made by Markland with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Markland from, any Governmental Entity, in connection with the execution and delivery of this Agreement by it and the other transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Markland or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Markland does not, and the consummation by it of the Exchange and the other transactions contemplated by this Agreement will not, constitute or result in
(A) a breach or violation of, or a default under, its certificate of incorporation or bylaws or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon it or any of its Subsidiaries or any Law to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contracts to which it or its Subsidiaries are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

        4.5 Reports; Financial Statements. Markland is a reporting company under the Exchange Act and the shares of Markland Common Stock are registered under
Section 12(g) of the Exchange Act. Markland has made available to the Company, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by it since June 30, 2000, including its Annual Report on Form 10-KSB for the years ended June 30, 2001 and June 30, 2002 and its Quarterly Reports on Form 10-QSB for the quarters ended since June 30, 2000, in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such registration statements, reports, proxy statements or information statements filed subsequent to the Agreement Date, its "Reports"). Since June 30, 2000, Markland has made all filings required to be made by the Securities Act and the Exchange Act. As of their respective dates, the Markland Reports complied as to form with all applicable requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements and any supporting schedules of Markland and its Subsidiaries included or incorporated by reference in the Markland Reports present fairly the consolidated financial position of Markland and its Subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. To the knowledge of the directors, officers, employees and legal and accounting representatives of Markland, except as disclosed on Schedule 4.5, as of the Closing Date, no Person or group beneficially owns 10% or more of the outstanding voting securities of the Company. As used in this Section 4.5, the terms "beneficially owns" and "group" shall have the meanings ascribed to such terms under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

        4.6 Litigation and Liabilities. Except as disclosed in Markland's Reports filed prior to the Closing Date, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against Markland or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of Markland or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Markland or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

        4.7 Compliance with Laws. Markland currently conducts no business operations. Except as disclosed in Markland's Reports filed prior to the Closing Date, the businesses of Markland and its Subsidiaries have not been conducted in violation of any Laws. Except as disclosed in the Markland's Reports filed prior to the Closing Date, no investigation or review by any Governmental Entity with respect to the Markland or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

        4.8 Insurance. Schedule 4.8 to this Agreement is a complete list accurately describing all insurance policies held by Markland concerning its businesses and properties and any officer or director of Markland. All such policies are in the respective principal amounts set forth in Schedule 4.8 and are in full force and effect as of the Closing Date. Markland has not received written notice of any pending or threatened termination or retroactive premium increase with respect such policies, and Markland is in compliance in all material respects with all conditions contained therein. There are no pending claims against such insurance by Markland or any individual or entity covered under such policies as to which insurers have denied liability and no defenses provided by insurers under reservations of rights. Markland does not self insure any risk under any such policies other than applicable deductibles. None of the policies listed on Schedule 4.8 shall terminate or be terminable pursuant to their terms as a result of the consummation of the transactions contemplated hereby.

        4.9 Brokers and Finders. Neither Markland nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Exchange or the other transactions contemplated in this Agreement.

                                   ARTICLE V.

          Representations and Warranties of the Company and ipPartners

         Each of the Company and ipPartners (for these purposes, each, a "Stockholder") severally (and not jointly) represents and warrants to Markland, solely with respect to each as a Stockholder, that:

        5.1 Accredited Investor. The Stockholder is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act), and has such knowledge and experience in financial business matters that the Stockholder is capable of evaluating the merits and risks of the Exchange. The Stockholder's residence or, if other than a natural person, its principal office, is located in the jurisdiction indicated in the address of such Stockholder opposite its name on the signature page hereof.

        5.2 Review of SEC Filings. The Stockholder has had the opportunity to review the Markland's Reports.

        5.3 Opportunity for Investigation. Markland has given the Stockholder the opportunity to meet with Markland's directors and executive officers for the purpose of asking questions and receiving answers concerning the terms and conditions of the Exchange, and to obtain any additional information that Markland may possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information that Markland has furnished the Stockholder in connection with the Exchange.

        5.4 Restricted Securities. The Stockholder understands and acknowledges that the Exchange Shares and the ipPartners Shares being issued to the respective Stockholders in the Exchange are "restricted securities," (as such terms is defined in Securities and Exchange Commission ("SEC") Rule 144(a)(3)) that the certificate or certificates evidencing those shares will bear a legend, substantially in the form set forth below, indicating that those shares are restricted securities, and that those shares may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

         The legend referred to above will be substantially as follows:

         "These securities have been issued pursuant to an exemption under the Securities Act of 1933 and are restricted securities, and neither such securities nor any interest therein may be offered, sold, pledged, hypothecated, made the subject of a gift or otherwise transferred, for value or otherwise, without the written approval of counsel for the issuer making specific reference to this certificate. The transfer agents of the issuer have been instructed to register transfers of the shares evidenced by this certificate only in accordance with the foregoing instructions."

        5.5 Stockholder's Intent. The Stockholder is acquiring the Exchange Shares and the ipPartners Shares, respectively, and such acquisition is for the Stockholder's own account, for investment purposes, and not with a view towards their distribution.

        5.6 Enforceability. This Agreement is the Stockholder's valid and binding obligation, enforceable against the Stockholder in accordance with it terms.

                                  ARTICLE VI.

           Representations and Warranties of the Markland Shareholders

         Each of the Markland Shareholders severally (and not jointly) hereby represents and warrants to the Company and ipPartners, solely with respect to each as a shareholder of Markland that:

        6.1 Corporate Authority and Approval. Each of the Markland Shareholders has all requisite corporate power and authority in order to surrender 269,918,261 shares of Markland Common Stock, in aggregate, to Markland for retirement by Markland to treasury stock on or prior to the Exchange (the "Share Surrender"). This Agreement has been duly executed and delivered by each of the Markland Shareholders and is a valid and binding agreement of, enforceable against each of the Markland Shareholders in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        6.2 Government Filings; No Violations.

                  (a) Except for filings required pursuant to the Exchange Act or any other federal or state securities laws or any stock exchange or other self regulatory organization, no notices, reports or other filings are required to be made by either the Markland Shareholders with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Markland Shareholders from, any Governmental Entity, in connection with the Share Surrender, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Exchange Shares or the ipPartners Shares.

                  (b) The Share Surrender by the Markland Shareholders does not, and the consummation of the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the governing documents of either Markland Shareholder, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the shares to be retired in connection with the Share Surrender, (with or without notice, lapse of time or both) pursuant to any Contract binding upon them or any Law to which they are subject or (C) any change in the rights or obligations of any party under any Contracts to which either Markland Shareholder is a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on, or prevent, materially delay or materially impair the ability of the Markland Shareholders to consummate the Share Surrender.

        6.3 Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against the Markland Shareholders or any of their respective Affiliates with respect to the shares to be retired in connection with the Share Surrender or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed with respect to the shares to be retired in connection with the Share Surrender, or any other facts or circumstances, in either such case, of which the executive officers of the Markland Shareholders have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of the Markland Shareholders or any of their respective Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the shares to be retired in connection with the Share Surrender, or prevent, materially delay or materially impair the ability of the Markland Shareholders to consummate the Share Surrender.

        6.4 Brokers and Finders. Neither of the Markland Shareholders, nor any of its respective officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Exchange or the other transactions contemplated in this Agreement.


                                  ARTICLE VII.

                                    Covenants

                  Post-Closing Covenants

        7.1 Financial Statements.

                  (a) The parties shall cooperate in preparing and/or causing to be prepared the information and financial statements required by Form 8-K under the Exchange Act. As soon as practicable after the Closing Date, but in no event later than forty-five (45) days after the Closing Date, Markland shall deliver its audited financial statements as of and for the year ended June 30, 2002, and such audit shall have been conducted by such accounting firm mutually acceptable to the parties.

        7.2 Access; Consultation.

                  (a) Upon reasonable notice, and except as may be prohibited by applicable Law, Markland and Company each shall (and shall cause their Subsidiaries to) afford to the other and the employees, agents and representatives (including any attorney or accountant retained by either party) of either party, as the case may be, reasonable access, during normal business hours throughout the period prior to the Closing Date, to its properties, books, Contracts and records and, during such period, each shall (and shall cause their Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.2 shall affect or be deemed to modify any representation or warranty under this Agreement, and provided, further, that the foregoing shall not require Markland or the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of Markland or the Company, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if Markland or the Company, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 7.2 shall be directed to an executive officer of Markland or the Company, as the case may be, or such Person as may be designated by any such executive officer, as the case may be.

                  (b) Subject to applicable Laws relating to the exchange of information, from the Agreement Date to the Closing Date, the Company and Markland agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

        7.3 Other Actions; Notification.

                  (a) The Company and Markland shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (i) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and the applicable Laws to consummate and make effective the Exchange and the other transactions contemplated by this Agreement as soon as practicable, including (A) obtaining opinions of their respective accountants, if required, (B) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents, and (C) instituting court actions or other proceedings necessary to obtain the approvals required to consummate the Exchange or the other transactions contemplated by this Agreement or defending or otherwise opposing all court actions or other proceedings instituted by a Governmental Entity or other Person for purposes of preventing the consummation of the Exchange and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Exchange or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.3(a) shall require either party to agree to any divestitures or hold separate or similar arrangements in order to obtain approval of the transactions contemplated by this Agreement if such divestitures or arrangements would reasonably be expected to have a Material Adverse Effect on the Company or Markland, or a Material Adverse Effect on the expected benefits of the Exchange to the Company or Markland. Subject to applicable Laws relating to the exchange of information, the Company and Markland shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company or Markland, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Exchange and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Markland shall act reasonably and as promptly as practicable.

                  (b) The Company and Markland each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any Registration Statement or filing with the SEC made by Markland or the Company in connection with the Exchange and the transactions contemplated by this Agreement.

                  (c) The Company and Markland each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notice or other communications received by the Company or Markland, as the case may be, or any of its Subsidiaries or, from any third party and/or any Governmental Entity with respect to the Exchange and the other transactions contemplated by this Agreement. Each of the Company and Markland shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any conditions to the other party's obligations to affect the Exchange.

        7.4 Publicity. The initial press release with respect to the Exchange shall be a joint, mutually agreed press release. Thereafter, Markland and the Company shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

        7.5 Indemnification of Officers and Directors. The Company agrees that all rights to indemnification existing in favor of any of the present or former officers or directors of Markland (the "Managers") as provided in Markland's Certificate of Incorporation or Bylaws as in effect as of the Closing Date, and in any agreement between Markland and any Manager with respect to matters occurring prior to the Closing Date, shall survive the Exchange in accordance with the terms of the applicable agreements or instruments. The Company further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of Markland in any manner which would adversely affect the indemnification or exculpatory provisions contained therein as they pertain to acts occurring prior to the Closing. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

        7.6 Post-Exchange Indemnification. If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to such Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in Section 7.5.

        7.7 Reverse Split. As soon as practicable following to the Closing Date, the Company, as majority shareholder of Markland, shall take all actions required by it to implement a 1-for-20 reverse split of Markland's issued and outstanding shares of Markland Common Stock in accordance with the provisions of Florida General Corporation Law.

        7.8 Restricted Cash; No Up-Streaming. Any and all cash and other current (liquid) assets at any time held by Markland or its Subsidiaries shall be for the exclusive use of Markland and such Subsidiaries, respectively, for working capital or investment purposes; the Company shall not, and shall not permit the Company's Subsidiaries to, directly or indirectly divert or upstream cash or other current assets from either Markland or such Subsidiaries, whether in the form of a loan, contract for services, declaration of dividend, or other arrangement in contravention of such restriction.

        7.9 Registration Rights. The Exchange Shares and the ipPartners Shares shall have piggy-back and demand rights with respect to registration on a registration statement filed by Markland subsequent to the Closing, either on Form S-1 or other applicable form, for the resale of the Common Stock of the Markland. Subsequent to the Closing, Markland and, respectively, the Company and ipPartners shall enter into separate piggy-back and demand registration rights agreements for the registration, in a commercially reasonable manner and timeframe, of the Exchange Shares and the ipPartners Shares.

                                 ARTICLE VIII.

                                   Conditions

        8.1 Conditions to Each Party's Obligation to Effect the Exchange. The respective obligation of each party to effect the Exchange is subject to the satisfaction or waiver, if applicable, at or prior to the Closing Date, of each of the following conditions:

                  (a) Exhibits and Schedules. The Exhibits and Schedules shall have been delivered and accepted by the Company and Markland (such acceptance to be in each party's sole and absolute discretion);

                  (b) Each of the Company and Markland shall have completed its respective continuing business, legal and accounting due diligence review, shall be satisfied with the results of such review in each's sole and absolute discretion, and shall have notified the other that it has completed such review; and

                  (c) Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Exchange or the other transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

        8.2 Condition to Obligations of the Company. The obligations of the Company to effect the Exchange are also subject to the satisfaction or waiver by the Company at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Markland and Markland Shareholders set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and
(ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Markland and would not reasonably be expected to have a material adverse effect on the expected benefits of the Exchange to the Company), in the case of each of
(i) and (ii), as of the Agreement Date and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date;

                  (b) Performance of Obligations of Markland. Markland shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including the issuance of the Exchange Shares to the Company;

                  (c) Consents Under Agreements. Markland shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Markland is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Markland or a material adverse effect on the expected benefits of the Exchange to Company;

                  (d) Exchange of Outstanding Convertible Securities. Certain outstanding promissory notes convertible into Markland Common Stock shall be exchanged for shares of a new series of Series C convertible preferred stock of Markland, prior to or simultaneously with the Exchange in accordance with that certain Exchange Agreement to be entered into between Markland the holders of such promissory notes;

                  (e) Retirement of Markland Common Stock. The Markland Shareholders shall have effected the Share Surrender; and

                  (f) Retirement Pledge and Security Agreement. Woodward LLC shall have entered into that certain Retirement, Pledge and Security Agreement to be entered into between the Company and Woodward LLC.

        8.3 Conditions to Obligation of Markland. The obligation of Markland to effect the Exchange is also subject to the satisfaction or waiver by Markland at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company, Crypto and ipPartners set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on the Company and would not reasonably be expected to have a material adverse effect on the expected benefits of the Exchange to Markland), in the case of each of (i) and (ii), as of the Agreement Date and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date;

                  (b) Performance of Obligations of the Company. The Company shall have performed and have caused Crypto to perform in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date including the transfer of the Transferred Property to STI; and

                  (c) Consents Under Agreements. The Company shall have obtained, and have caused Crypto to obtain, the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Company or Crypto is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or Crypto, or a material adverse effect on the expected benefits of the Exchange to Markland.

                                  ARTICLE IX.

                                   Termination

        9.1 Termination by Mutual Consent. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing Date by mutual written consent of Markland and the Company, through action of their respective Boards of Directors.

        9.2 Termination by Either Company or Markland. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing Date by action of the Board of Directors of either Company or Markland if (i) the Exchange shall not have been consummated by December 15, 2002 (the "Termination Date"), or (ii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Exchange shall become final and non-appealable (whether before or after the adoption or approval by the Stockholders); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have approximately contributed to the failure of the Exchange to be consummated.

        9.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Exchange in accordance with the provisions of this Article, this Agreement shall become void and of no effect with no liability on the part of any party to this Agreement or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives; provided, however, no such termination shall relieve any party to this Agreement from any liability for damages resulting from any breach of this Agreement.

                                   ARTICLE X.

                          Indemnification and Survival

        10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants and obligations in this Agreement, and any certificate or document delivered pursuant to this Agreement, shall survive the closing until the second anniversary of the Closing Date. The right to indemnification and payment of damages for third party claims based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages for third party claims based on such representations, warranties, covenants and obligations.

        10.2 Indemnification and Payment of Damages by Markland. Markland will indemnify and hold harmless the Company and will pay to the Company the amount of any damages arising, directly or indirectly, from or in connection with third party claims with respect to (a) any material breach of any representation or warranty made by Markland in this Agreement or any other certificate or document delivered by Markland pursuant to this Agreement, or (b) any material breach by Markland of any agreement, covenant or obligation of Markland in this Agreement. Any indemnity pursuant to this Section 10.2 shall only be available to the extent that such damages pursuant to (a) or (b) above exceed $25,000 in aggregate.

        10.3 Indemnification and Payment of Damages by the Company. The Company will indemnify and hold harmless Markland, and will pay to Markland the amount of any damages arising, directly or indirectly, from or in connection with third party claims with respect to (a) any material breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement or (b) any material breach by the Company of any agreement, covenant or obligation of the Company in this Agreement. Any indemnity pursuant to this Section 10.3 shall only be available to the extent that such damages pursuant to (a) or (b) above exceed $25,000 in aggregate.

        10.4 Procedure for Indemnification - Third Party Claims.

                  (a) Promptly after receipt by an indemnified party under
Section 10.2 or 10.3 of notice of the commencement of any proceeding against it (a "Proceeding"), such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this ARTICLE X for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of a Law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Notwithstanding Section 12.4 hereof, each of the Company and Markland hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such Proceeding or the matters alleged therein.

                                  ARTICLE XI.

              Patriot Act and Other Representations of the Parties

        11.1 Patriot Act and Other Representations. Markland and the Markland Shareholders (one the one hand) and the Company and Crypto and ipPartners (on the other hand) hereby represent and warrant to each other that such parties (i) are not included on any Government List (as defined below), (ii) are not persons who has been determined by a Governmental Entity to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of Office of Foreign Assets Control ("OFAC") and/or in any enabling legislation or other Executive Orders in respect thereof, (iii) to the actual knowledge of the parties, based upon reasonable investigation, are not owned or controlled by, or acts for or on behalf of, any person on any Government List or any other person who has been determined by a Governmental Entity to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or similar prohibitions contained in the rules and regulations of OFAC or any enabling legislation or other Executive Orders in respect thereof, (iv) are in compliance with Executive Order No. 13224 (September 23, 2001), the rules and regulations of the OFAC, Department of Treasury or other Executive Orders in respect thereof to which such parties have actual knowledge or should have known based upon reasonable investigation, (v) have not been (and are not currently being) investigated by any Governmental Authority for, or indicted for, any Patriot Act Offense (as defined below) and/or (vi) are not under investigation by any Governmental Entity for alleged criminal behavior.

        11.2 Certain Definitions. For purposes of this Agreement:

                  (a) The term "Government List" means (i) the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, U.S. Department of the Treasury, or (iii) any similar list maintained by the U.S. Department of State, the U.S. Department of Commerce or pursuant to any Executive Order of the President of the United States.

                  (b) The term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or any of the several states therein, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states therein, relating to terrorism or the laundering of monetary instruments, including any offense under (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), in each case as the same may be amended from time to time, and the rules and regulations promulgated thereunder and corresponding provisions of future laws.. The term "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

                                  ARTICLE XII.

                            Miscellaneous and General

        12.1 Modification or Amendment. Subject to the provisions of the applicable law, the parties to this Agreement may modify or amend this Agreement by written agreement executed and delivered by a duly authorized officer of the respective parties.

        12.2 Waiver.

                  (a) Any provision of this Agreement may be waived prior to the Closing Date if, and only if, such waiver is in writing and executed and delivered by a duly authorized officer of the respective parties.

                  (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        12.3 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        12.4 Governing Law and Venue; Waiver of Jury Trial.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with New York law without regard to the conflict of law principles thereof, except that matters relating to the corporate governance of Markland shall be governed by Florida law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the Borough of Manhattan (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such New York Courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

                  (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.4.

        12.5 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that written or other confirmation of receipt is obtained by the sending party, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

         If to the Company or Crypto:

         Eurotech, Ltd.
         10306 Eaton Place, Suite 220
         Fairfax, VA 22030
         Attention:  Don Hahnfeldt, President
         Fax:  703-352-5994

         with a copy (which shall not constitute notice) to:

         Ellenoff, Grossman, Schole & Cyruli, LLP
         370 Lexington Avenue
         New York, NY 10017
         Attention:  Barry I. Grossman
         Fax: 212-370-7889

         If to ipPartners:

         ipPartners, Inc.
         P.O. Box 1490
         Coventry, Rhode Island 02816
         Attn:  President
         Fax: 401-454-1806

         If to Markland:

         Markland Technologies, Inc.
         #207
         54 Danbury Road
         Ridgefield, CT  06877
         Attention:  Larry Shatsoff, President
         Fax: 203-431-0993

         If to STI:

         Security Technology, Inc.
         #207
         54 Danbury Road
         Ridgefield, CT  06877
         Attention:  Ken Ducey
         Fax: 203-431-0993

         If to the Markland Shareholders:

         P.O Box 866, George Town
         Anderson Square Building, Shedden Road
         Grand Cayman, Cayman Islands
         Attn:  Director
         Fax: 345-949-8492

        12.6 Entire Agreement. This Agreement (including any schedules or exhibits to this Agreement) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement. Each party to this Agreement agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor Markland makes any other representations or warranties, and each hereby disclaims any other representations or warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

        12.7 No Third Party Beneficiaries. Except as provided in Section 7.5 and 7.6, this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

        12.8 Obligations of the Parent. Whenever this Agreement requires a Subsidiary of either the Company or Markland to take any action, such requirement shall be deemed to include an undertaking on the part of the Company, or Markland, respectively, to cause such Subsidiary to take such action. For purposes of this Agreement, the term "Subsidiary" shall mean, when used with reference to any party hereto, any corporation or other entity of which such party or any other subsidiary of such party directly or indirectly
(i) is a general or managing partner or managing member, (ii) owns (A) a majority of the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity or (B) securities in such corporation or entity which grant such party or its subsidiary the right to perform or approve management functions of such corporation or entity or (iii) owns more than fifty percent (50%) of the value of the outstanding equity securities or interests (including membership interests) of which are owned directly or indirectly by such party.

        12.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        12.10 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a schedule, such reference shall be to a schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        12.11 Assignment. This Agreement shall not be assignable by operation of law or otherwise. Any assignment in contravention of the preceding sentence shall be null and void.



                                    * * * * *

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                            MARKLAND TECHNOLOGIES, INC.


                                            By:      /s/ Lawrence Shatsoff
                                                     ---------------------------
                                            Name:    Lawrence Shatsoff
                                            Title:   President

                                            EUROTECH, LTD.


                                            By:      /s/ Don V. Hahnfeldt
                                                     ---------------------------
                                            Name:    Don V. Hahnfeldt
                                            Title:   President

                                            CRYPTO.COM, INC.


                                            By:      /s/ Don V. Hahnfeldt
                                                     ---------------------------
                                            Name:    Don V. Hahnfeldt
                                            Title:   President

                                            SECURITY TECHNOLOGY, INC.


                                            By:      /s/ Ken Ducey, Jr.
                                                     ---------------------------
                                            Name:    Ken Ducey, Jr.
                                            Title:   President

                                            Solely with respect to ARTICLE V and
                                            ARTICLE XI hereof:

                                            IPPARTNERS, INC.


                                            By:      /s/ Robert Tarini
                                                     ---------------------------
                                            Name:    Ken Ducey, Jr.
                                            Title:   President

                                  Solely with respect to ARTICLE VI
                                  and ARTICLE XI hereof:

                                  MARKLAND LLC


                                  By:      /s/ Arlene de Castro and Ioka Bobb
                                           ---------------------------
                                  Name:    Arlene de Castro and Ioka Bobb for
                                           Navigator Management Ltd.
                                  Title:   Director

                                  Solely with respect to ARTICLE VI
                                  and ARTICLE XI hereof:

                                  JAMES LLC


                                  By:      /s/ David K. Sims
                                           ---------------------------
                                  Name:    David K. Sims for Navigator
                                           Management Ltd.
                                  Title:   Director




                 [End of Signature Pages to Exchange Agreement]

SCHEDULES

Schedule 3.3(b) - Prior Contracts
Schedule 3.5 - Litigation and Liabilities
Schedule 3.6 - Violations
Schedule 3.8 - Tangible Personal Property
Schedule 3.9 - Trademarks and Tradenames
Schedule 3.10 - Patents and Patents Obligations
Schedule 3.11 - Trade Secret Obligations
Schedule 4.2 - Markland Authorized Capital
Schedule 4.5 - 10% Holders Schedule
4.8 - Markland Insurance


EXHIBITS

EXHIBIT A         Transferred Property
EXHIBIT B         Form of Assignment and Assumption Agreement

                                    EXHIBIT A

                              TRANSFERRED PROPERTY


Property Transferred from the Company
-------------------------------------

Acoustic Core(TM) is the unregistered trademark and trade name for the commercial application of certain patent protected proprietary methods and processes for transmitting energy waves towards an object and recording the associated energy signals reflected back by that object, in order to determine the constituent components (or elements) that constitute that object. The proprietary methods and processes allow for the recognition, characterization and quantitative measurement of the constituent components (or elements) of that object. The proprietary methods and processes, and all associated intellectual property embodied in the signal processing algorithms and analysis procedures defined in certain patents and associated filings described herein shall be referred to in this Exhibit A as the "Acoustic Core Rights."

The Acoustic Core Rights transferred to STI pursuant to this Agreement consist of the following rights, but limited solely and exclusively to commercial applications of Acoustic Core(TM) with respect to the market for illicit materials detection (i.e., for the detection of hazardous materials, including explosives, chemical, biological and nuclear materials, weapons, including plastic and ceramic weapons, and narcotics) in connection with private and governmental security screening applications , and no other markets: (1) any and all intellectual property associated with the Acoustic Detection Apparatus, defined under and associated with U.S. Patent 4,922,467, Canadian Patent 1,299,727 and Japanese Patent 2,030,623 and all present and future improvements for the full life of the patents, (2) any and all intellectual property defined under and associated with an "Improved Material Classification Apparatus and Method", U.S. Application Number 09-791671, International Application Number PCT/CA02/00211, as submitted to the U.S. Patent and Trademark Office(the "PTO")and, which is currently under review by such office and (3) any and all intellectual property defined under and associated with an "Acoustic Portal Detection System", as the same will be submitted by or on behalf of the Company after the date hereof to the PTO and the Canadian patent office. The Acoustic Core Rights transferred hereunder shall also include any and all patent rights relating thereto granted by the PTO, as well as other improvements, which may include acoustic, optical and/or electromagnetic sources. The transfer of the Acoustic Core Rights as contemplated hereunder shall be evidenced by the appropriate technology transfer documents to be prepared and filed with the appropriate authorities in all relevant jurisdiction, if any, on a cooperative basis by the parties on a post-closing basis.

The Acoustic Core Rights transferred to STI by this Agreement shall be irrevocable and shall provide Markland for its exclusive benefit the right to develop, market, distribute and license for worldwide use, without geographical limit, any and all commercial applications of Acoustic Core(TM) with respect to the market for illicit materials detection (as described above). Subject to applicable agreements to which it is a party, the Company, and not Markland or STI, shall maintain all other existing rights with respect to the technology and patents including, but not limited to, the exclusive rights to the Acoustic Core Rights in the following market categories: (1) above surface or subsurface nuclear or other hazardous material remediation; (2) marine dredging sites (inland and ocean); and (3) oil exploration.

Property Transferred from Crypto
--------------------------------

Crypto shall transfer to STI all right, title in interest that Crypto currently owns and possesses in certain proprietary software and related intellectual property concerning cryptology (including, without limitation, all source code, object code and all materials and documents) which Crypto acquired in February, 2000 and has subsequently developed (the "Crypto Technology") for development in all commercial markets, including but not limited to, government, commercial, and private enterprise computer and communications security software.

The Crypto Technology is protected as a trade secret. Crypto has no federally registered copyright to the Crypto Technology, but asserts common law copyrights. The trademark "Crypto.com" is federally registered (Serial Number 76308457) and shall be transferred to STI together with the Crypto Technology.